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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2012

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32593 (Commission File Number)	74-3140887 (IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)
(781) 894-8800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        As described below in Item 5.07, on June 22, 2012, Global Partners LP (the "Partnership") held a special meeting of the common unitholders of the Partnership (the "Special Meeting"), at which the Partnership's common unitholders approved an amendment and restatement of the Partnership's Long-Term Incentive Plan (the "LTIP"). The Amended and Restated LTIP (the "Restated LTIP") (i) increases the number of common units available for delivery with respect to awards under the LTIP so that, as of the effective date of the Restated LTIP, a total of 4,300,000 common units are available for delivery with respect to awards under the Restated LTIP, (ii) adds a prohibition on repricing of unit options and unit appreciation rights without approval of the Partnership's common unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions, (iii) adds a prohibition on granting unit options or unit appreciation rights with an exercise price less than the fair market value of a common unit on the grant date (other than "substitute awards" granted in substitution for similar awards held by individuals who become employees, consultants and directors of the Partnership or one of its affiliates as a result of a merger, consolidation or acquisition by the Partnership or its affiliate of another entity or the assets of another entity), (iv) permits the granting of fully-vested common units, and (v) incorporates certain other non-material ministerial changes. Upon its approval by the Partnership's common unitholders, the Restated LTIP became effective as of June 22, 2012.

        The Restated LTIP provides for the granting of unit options, unit appreciation rights, restricted units, phantom units, unit awards and substitute awards (collectively, "Awards"). The purpose of the Restated LTIP is to promote the Partnership's interest by providing to employees, consultants and directors incentive compensation Awards for superior performance that are based on units. The Restated LTIP is also intended to enhance the Partnership's ability and the ability of its affiliates to attract and retain the services of individuals who are essential for the Partnership's growth and profitability and to encourage those individuals to devote their best efforts to advancing the Partnership's business.

        The Restated LTIP is generally administered by the Compensation Committee (the "Committee") of the board of directors of the Partnership's General Partner. The Committee has the full authority, subject to the terms of the Restated LTIP, to, among other things, establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Restated LTIP, to designate participants under the Restated LTIP, to determine the number of common units to be covered by Awards, to determine the type or types of Awards to be granted to a participant, and to determine the terms and conditions of any Award.

        The foregoing description of the Restated LTIP is not complete and is qualified in its entirety by reference to the Restated LTIP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

        On June 22, 2012, the Partnership held its Special Meeting. The proposals submitted to the Partnership's common unitholders at the Special Meeting were as follows:

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  Proposal 1—the approval of the Restated LTIP (the "LTIP Proposal"), and

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  Proposal 2—the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the LTIP Proposal (the "Adjournment Proposal").

        A more detailed summary of each proposal is set forth in the Partnership's definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on May 21, 2012.

        A total of 19,574,198 common units of the Partnership were present or represented by proxy at the Special Meeting, representing approximately 71.4% of the outstanding common units of the Partnership as of the close of business on May 14, 2012, the record date for the Special Meeting.

Proposal 1—LTIP Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,253,945	3,286,786	33,467	N/A

Proposal 2—Adjournment Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,278,709	3,268,410	27,079	N/A

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
10.1	Global Partners LP Long-Term Incentive Plan (As Amended and Restated Effective June 22, 2012).

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC, its general partner
Dated: June 25, 2012		By:	/s/ EDWARD J. FANEUIL Executive Vice President, General Counsel and Secretary

 INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Global Partners LP Long-Term Incentive Plan (As Amended and Restated Effective June 22, 2012).

QuickLinks

  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.07. Submission of Matters to a Vote of Security Holders.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS